PRINCIPAL UNDERWRITING AGREEMENT

 This Principal Underwriting Agreement (hereinafter "Agreement") is made and entered into as of this 1st day of January 2005 by and between Allstate Life Insurance Company ("Allstate Life") a life insurance company organized under the laws of the State of Illinois on its own and on behalf of each separate account of Allstate Life set forth on Attachment A, as such Attachment may be amended from time (each such account herein referred to as the "Account"), and ALFS, Inc. ("ALFS"), a corporation organized under the laws of the state of Delaware.

 Allstate Life's subsidiary company Glenbrook Life and Annuity Company ("Glenbrook") merged with and into Allstate Life effective January 1, 2005 (the "Merger). Prior to the Merger, Glenbrook was party to a two underwriting agreements with ALFS, both effective as of November 1, 1997 (the "Prior Agreements"). The Prior Agreements were terminated upon the consummation of the Merger, and this Agreement is intended to address the obligations assumed by Allstate Life as a result of the Merger and the termination of the Prior Agreements.

In consideration of the mutual promises and covenants exchanged by the parties in this Agreement, Allstate Life grants to ALFS the right to be and ALFS agrees to serve as Principal Underwriter for the sale of variable insurance products and other insurance and investment products during the term of this Agreement and the parties agree as follows:

                                    ARTICLE I


                           ALFS DUTIES AND OBLIGATIONS

1.01 ALFS, a broker-dealer register with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), will serve as principal underwriter and distributor for the variable insurance contracts (contracts listed in Attachment A, herein, the "Contracts") which will be issued by Allstate Life.

1.02 ALFS shall be duly registered or licensed or otherwise qualified under the insurance and securities laws of the states in which the Contracts are authorized for sale.

1.03 ALFS proposes to act as principal underwriter on an agency (best efforts) basis in the marketing and distribution of the Contracts. ALFS will use its best efforts to provide information and marketing assistance to licensed insurance agents and broker-dealers ("Selling Broker-Dealers") on a continuing basis.

1.04 ALFS shall be responsible for compliance with the requirements of state broker-dealer regulations and the 1934 Act as each applies to ALFS in connection with its duties as distributor of the Contracts. Moreover, ALFS shall conduct its affairs in accordance with the Conduct Rules of the NASD.

1.05 As a principal underwriter, ALFS shall permit the offer and sale of Contracts to the public only by and through persons who are appropriately licensed under the securities laws and who are appointed in writing by Allstate Life to be authorized insurance agents unless such persons are exempt from such licensing and appointment requirements;

1.06 To the extent that any statements made in the Registration Statements, or any amendments or supplements thereto, are made in reliance upon and in conformity with written information furnished to Allstate Life by ALFS expressly for use therein, such statements will, when they become effective or are filed with the SEC, as the case may be, conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.


1.07 Subject to agreement with Allstate Life, ALFS may enter into selling agreements with broker-dealers which are registered under the 1934 Act and/or authorized by applicable law or exemptions to sell the Contracts. Any such contractual arrangement is expressly made subject to this Agreement, and ALFS will at all tunes be responsible to Allstate Life for supervision of compliance with federal securities laws regarding distribution of the Contracts. 1.08 ALFS shall arrange that all purchase payments collected by registered representatives of Selling Broker-Dealers on the sale of the Contracts are promptly and properly transmitted to Allstate Life for immediate allocation to the Account(s) in accordance with the procedures of Allstate Life and the directions furnished by the purchasers of such Contracts at the time of purchase.

                                   ARTICLE II

                     ALLSTATE LIFE'S DUTIES AND OBLIGATIONS

2.01 Allstate Life validly exists as a stock life insurance company in good standing under the laws of the State of Illinois, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business.

2.02 Allstate Life represents that:

     a) Registration Statements for each of the Contracts identified in Attachment A have been filed with the Commission in the form previously delivered to ALFS and that copies of any and all amendments thereto will be forwarded to ALFS at the time that they are filed with the Commission;

     b) Each Account is a duly organized, validly existing separate account, established by resolution of the Board of Directors of Allstate Life, on the date shown for such Account on Attachment A, for the purpose of issuing the Contracts; and

     c) Allstate Life has registered or will register the Account as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act").

2.03 The Registration Statements and any further amendments or supplements thereto will, when they became effective, conform in all material respects to the requirements of the Securities Act of 1933 (the "1933 Act") and the 1940 Act, and the rules and regulations of the Commission under such Acts and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to Allstate Life by ALFS expressly for use therein.

2.04 Allstate Life shall be responsible for the licensing and appointing of registered representatives of Selling Broker-Dealers as required by state insurance laws.

                                   ARTICLE III

                                     RECORDS

3.01 ALFS shall keep, in a manner and form approved by Allstate Life and in accordance with Rules 17a-3 and 17a-4 under the 1934 Act, accurate records and books of account as required to be maintained by a registered broker-dealer, acting as principal underwriter, of all transactions entered into on behalf of Allstate Life with respect its activities under this Agreement. ALFS shall make such records and books of account available for inspection by the Commission and NASD and Allstate Life shall have the right to inspect, make copies of or take possession of such records and books of account at any time upon reasonable demand.

3.02 Subject to applicable Commission or NASD regulations, Allstate Life will send confirmations of Contract transactions to Contract owners on behalf of ALFS. Allstate Life will make such confirmations and records of transactions available to ALFS upon request. Allstate Life will also maintain Contract Owner records on behalf of ALFS to the extent permitted by applicable securities law.


3.03 ALFS and Allstate Life shall keep confidential the records, books of account and other information concerning the Contract owners, annuitants, insureds, beneficiaries or any persons who have rights arising out of the Contracts. ALFS or Allstate Life, as the case maybe, may disclose such records, books of account or other information only if the other has authorized disclosure and if the disclosure is required by applicable law. In the event ALFS or Allstate Life is served with a subpoena, court order or demand from a regulatory organization which mandates disclosure of such records, books of account or other information, such party must notify the other and allow such other party sufficient time to authorize disclosure or to intervene in the judicial proceeding or matter so as to protect its interest.

3.04 For the purpose of determining the other party's compliance with this Agreement, each party to this Agreement shall have reasonable access during normal business hours to any records and books of account which concern the Contracts and which are maintained by the other party.

3.05 Allstate Life and ALFS agree to keep all information required by applicable laws, to maintain the books, accounts and records as to clearly and accurately disclose the precise nature and details of the transaction and to assist one another in the timely preparation of any reports required by law. 3.06 ALFS and Allstate Life shall furnish to the other any reports and information which the other may request for the purpose of meeting reporting and recordkeeping requirements under the laws of Illinois or any other state or jurisdiction.

                                   ARTICLE IV

                                 SALES MATERIALS

4.01 ALFS will utilize the then currently effective prospectus relating to the Contracts in connection with its underwriting, marketing and distribution efforts. As to other types of sales material, ALFS hereby agrees and will require Selling Broker-Dealers to agree to use only sales materials which have been authorized for use by Allstate Life, which conform to the requirements of federal and state laws and regulations, and which have been filed where necessary with the appropriate regulatory authorities including the NASD. 4.02 ALFS will not distribute any prospectus, sales literature or any other printed matter or material in the underwriting and distribution of any Contract if, to the knowledge of ALFS, any of the foregoing misstates the duties, obligations or liabilities of Allstate Life or ALFS.

                                    ARTICLE V

                                  COMPENSATION

5.01 Allstate Life agrees to pay ALFS for direct expenses incurred on behalf of Allstate Life. Such direct expenses shall include, but not be limited to, the costs of goods and services purchased from outside vendors, travel expenses and state and federal regulatory fees insured on behalf of Allstate Life.

5.02 ALFS shall present a statement after the end of each calendar quarter showing the apportionment of services rendered and the direct expenses incurred. Settlements are due and payable within thirty days.


                                   ARTICLE VI

                               UNDERWRITING TERMS

6.01 ALFS makes no representations or warranties regarding the number of Contracts to be sold by Selling Broker-Dealers and their registered representatives or the amount to be paid thereunder. ALFS does, however, represent that it will actively engage in its duties under this Agreement on a continuous basis while there is an effective Registration Statement with the Commission.

6.02 ALFS will use its best efforts to ensure that the Contracts shall be offered for sale by registered broker-dealers and their registered representatives (who are duly licensed as insurance agents) on the terms described in the then currently effective prospectus describing such Contracts.

6.03 Allstate Life will use its best efforts to assure that the Contracts are continuously registered under the 1933 Act (and under any applicable state "blue sky" laws) and to file for approval under state insurance laws when necessary.
6.04 It is understood and agreed that ALFS may render similar services to other affiliated companies in the distribution of other variable contracts.

                                   ARTICLE VII

                           LEGAL AND REGULATORY ACTIONS

7.01 Allstate Life agrees to advise ALFS immediately of:

     a) any request by the Commission for amendment of the Registration Statements or for additional information relating to the Contracts;

     b) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements relating to the Contracts or the initiation of any proceedings for that purpose; and

     c) the happening of any known material event which makes untrue any statement made in the Registration Statements relating to the Contracts or which requires the making of a change therein in order to make any statement made therein not misleading.

7.02 Each of the undersigned parties agrees to notify the other in writing upon being apprised of the institution of any proceeding, investigation or hearing involving the offer or sale of the subject Contracts.

7.03 During any legal action or inquiry, Allstate Life will furnish to ALFS such information with respect to the Account(s) and Contracts in such form and signed by such of its officers as ALFS may reasonably request and will warrant that the statements therein contained when so signed are true and correct.

7.04 If changes in insurance laws or regulations could reasonably be expected to affect the sales and administration of Contracts under this Agreement, Allstate Life shall notify ALFS within a reasonable time after Allstate Life receives notice of such changes. Such notice shall be in writing except, if circumstances so require, the notice may be communicated by telephone or facsimile and confirmed in writing.

                                  ARTICLE VIII

                                   TERMINATION

8.01 This Agreement will terminate automatically upon its assignment.

8.02 This Agreement shall terminate without the payment of penalty by either party:

     (a)  upon 60 days' advance written notice to the other Party;

     (b)  upon the mutual written consent of the Parties;

     (c) upon written notice of one Party to the other in the event of bankruptcy or insolvency of the Party to which notice is given;

     (d) upon the suspension or revocation of any material license or permit held by a Party by the appropriate governmental agency or authority; however, such termination shall extend only to the jurisdiction(s) where the Party is prohibited from doing business; or

8.03 This Agreement shall terminate at the option of Allstate Life upon institution of formal proceedings against ALFS by the NASD or by the Commission, or if ALFS or any representative thereof at any time:


     (a) employs and device, scheme, artifice, statement or omission to defraud any person;

     (b) fails to account and pay over promptly to Allstate Life money due it according to Allstate Life's records; or

     (c)  violates the conditions of this Agreement,

8.04 The Parties agree to cooperate and give reasonable assistance to one another in effecting an orderly transition following termination.

                                   ARTICLE IX
                                 INDEMNIFICATION

9.01 Allstate Life agrees to indemnify ALFS for any liability that it may incur to a Contract owner or party-in-interest under a Contract:

     (a) arising out of any act or omission in the course of or in connection with rendering services under this Agreement; or

     (b) arising out of the purchase, retention or surrender of a Contract; provided, however, that Allstate Life will not indemnify ALFS for any such liability that results from the willful misfeasance, bad faith or gross negligence of ALFS or from the reckless disregard by ALFS of its duties and obligations arising under this Agreement.

9.02 In no event shall either Party be liable for lost profits or for exemplary, special, punitive or consequential damages alleged to have been sustained by the other Party, as opposed to a third party.

                                    ARTICLE X

                               GENERAL PROVISIONS

10.01 This Agreement shall be subject to the laws of the State of Illinois.

10.02 This Agreement, along with any attachments and/or schedules attached hereto and incorporated herein by reference, may be amended from time to time by mutual agreement and consent of the undersigned parties.


10.03 In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or unpaired thereby.

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed, to be effective as of January 1st, 2005.


Allstate Life Insurance Company
(and the Account(s) set forth on Attachment A)

By:  /s/ SAMUEL H. PILCH
     ------------------------------------------------

Name: Samuel H. Pilch
      -----------------------------------------------

Title: Group Vice President and Controller

Date:  July 5, 2005
       -------------------------------------------------------


ALFS, Inc.

By:  /s/ STEVEN C. VERNEY
     ---------------------------------------------------------

Name: Steven C. Verney
      --------------------------------------------------------

Title: Assistant Treasurer

Date:  July 11, 2005

ATTACHMENT A


Separate Account                Effective Date            Contract(s)

Allstate Financial Advisors                            AIMVA 1
Separate Account I                                     AIM VA 2
                                                       AIM VA 3
                                                       AIM Enhanced Choice VA
                                                       Provider - Original
                                                       Provider - Brown,
                                                       Provider - Green
                                                       Provider - Blue
                                                       Provider Combo Shelf (Advantage, Extra, Ultra)
                                                       Provider Combo - STI (Advantage, Ultra)
                                                       STI Classic
                                                       Scudder Horizon

Allstate Life Variable Life                            AIM Single Premium Variable Life
Separate Account A                                     Provider Single Premium Variable Life

                                  AMENDMENT TO
                    PRINCIPAL UNDERWRITING AGREEMENT BETWEEN
                 ALLSTATE LIFE INSURANCE COMPANY AND ALFS, INC.


This   AMENDMENT   (the    "Amendment")    is   made   and   entered   into   on
___________________, 2008 (the "Effective Date") by and between Allstate Life Insurance Company ("Allstate Life") and ALFS, Inc. ("ALFS").

WHEREAS,   Allstate  Life  and  ALFS  are  parties  to  that  certain  Principal
Underwriting Agreement dated January 1, 2005 (the "Underwriting Agreement");

WHEREAS, the parties have agreed to revise the Underwriting Agreement to include specified insurance contracts registered with the Securities and Exchange Commission.

WHEREAS, the parties desire to amend the Underwriting Agreement to reflect their new agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties agree as follows:

1. All references to the National Association of Securities Dealers, Inc. ("NASD") shall be replaced with the Financial Industry Regulatory Authority ("FINRA").

2. The first sentence of the Underwriting Agreement shall be replaced by the following:

          This Principal Underwriting Agreement (hereinafter "Agreement") is made and entered into as of this 1st day of January 2005, by and between Allstate Life Insurance Company ("Allstate Life") a life insurance company organized under the laws of the State of Illinois on its own and on behalf of each separate account, as applicable, of Allstate Life set forth on Attachment A, as such Attachment may be amended from time (each such account herein referred to as the "Account"), and ALFS, Inc. ("ALFS"), a corporation organized under the laws of the state of Delaware.

3. The first sentence of Section 1.01 ALFS Duties and Obligations, shall be replaced with the following:

          ALFS, a broker-dealer registered with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "1934 Act") and a member of the Financial Industry
          Regulatory Authority ("FINRA"), will serve as principal underwriter and distributor for the registered insurance contracts and certificates issued under group insurance contracts listed in Attachment A,(the "Contracts") which will be issued by Allstate Life.

4. The first sentence of Section 6.04 Underwriting Terms, shall be replaced with the following:

          It is understood and agreed that ALFS may render similar services to other affiliated companies in the distribution of other registered contracts and group certificates.

5. Attachment A of the Underwriting Agreement shall be deleted and replaced with the new Attachment A of this Amendment, to reflect the Contracts that are currently covered by the Underwriting Agreement. For the avoidance of confusion, the parties acknowledge that variable annuity contracts currently are covered under the Amended and Restated Principal Underwriting Agreement between ALIC and ALFS dated June 1, 2006 (the "Amended and Restated Agreement").

6. Except as specifically amended hereby, the Underwriting Agreement shall remain in full force and effect in accordance with its terms. This Amendment does not amend or replace the Amended and Restated Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be signed on its behalf by its duly authorized officers, all as of the day and year first written above.




       Allstate Life Insurance Company                               ALFS, Inc.
       By:                                                           By:
               /s/ TIMOTHY N. VANDER PAS                                      /s/ MARIAN GOLL
               -----------------------------------------------                -----------------------------------------------
               Timothy N. Vander Pas                                          Marian Goll

       Title:  Assistant Vice President                              Title:   Vice President, Treasurer and Financial
                                                                              Operations Principal
               -----------------------------------------------                -----------------------------------------------

       Date:   April 4, 2008                                         Date:    April 4, 2008
               -----------------------------------------------                -----------------------------------------------


ATTACHMENT A


Separate Account                      Effective Date                      Contract(s)/Certificate(s)
Allstate Life Variable Life                                               AIM Single Premium Variable Life
Separate Account A                                                        Provider Single Premium Variable Life
Not Applicable                                                            Allstate(R) Guaranteed Lifetime Income